UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SILVER STAR PROPERTIES REIT, INC.
2909 Hillcroft, Suite 420
Houston, Texas 77057

December 21, 2023

Shareholders and Advisors of Silver Star Properties REIT, Inc.,

Gerald Haddock, our Executive Chairman and Chief Executive Officer, was interviewed in the following article which clarifies current events, the pivot, and some of the historical challenges that have led us to the present. It is a short read, but very informative. Please take a moment to read the interview by clicking on the image below.

THE REAL DEAL

How Gerald Haddock plans to dig Silver Star Properties out of a hole

Brandon Sams

Wed, December 20, 2023 at 8:00 AM CST · 5 min read

Silver Star Properties' Gerald Haddock (Linkedin, Getty)

Silver Star Properties has had more than its fair share of troubles lately. Gerald Haddock, the firm's co-CEO, wants to set the record straight.

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You can also access the interview at: https://finance.yahoo.com/news/gerald-haddock-plans-dig-silver-140000191.html

Thank you for your continued trust and confidence.

Sincerely,

David Wheeler
President and Interim Chief Executive Officer
Silver Star Properties REIT, Inc.
Email: investorrelations@silverstarreit.com
Phone: 877.734.8876

Silver Star Properties REIT, Inc., 2909 Hillcroft, Suite 420, Houston, TX 77057, USA

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the SEC, particularly those described in our most recent Annual Report on Form 10-K, which was filed with the SEC on May 26, 2023 (“Annual Report”) and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this Current Report on Form 8-K and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.
Additional Information and Where to Find It
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on November 29, 2023, containing relevant documents with respect to its solicitation of proxies for the Company’s stockholder consent in lieu of annual meeting for the 2023 fiscal year (the “2023 Consent Solicitation”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.
Participants
The Company, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by the Company in connection with matters to be considered in connection with the 2023 Consent Solicitation. Information about the Company’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in the Company’s preliminary proxy statement for the 2023 Consent Solicitation. To the extent holdings of The Company securities reported in the definitive proxy statement for the 2023 Consent Solicitation have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.